Exhibit 4.1

THE SYMBOL “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL, AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE or TRANSFER OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This warrant must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale or OTHER transfer of any interest in any of the securities represented hereby.

WARRANT TO PURCHASE COMMON SHARES
OF
AURORA MOBILE LIMITED

Dated as of February 11, 2026

Warrant to Purchase

9,666,666 Common Shares (subject to adjustment)

THIS CERTIFIES THAT, for value received, PM Partners I LP, and/or its designated Affiliates (as defined below) (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Aurora Mobile Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), Class A common shares of the Company, par value of US$0.0001 per share (the “Shares”), in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in consideration of the mutual promises and covenants set forth herein.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which the Holder, by acceptance of this Warrant, agrees:

1.            Number and Price of Shares; Exercise Period.

(a)            Number of Shares. The Holder shall have the right to purchase 9,666,666 Shares, as may be adjusted pursuant hereto prior to the expiration of this Warrant.

(b)            Exercise Price. The exercise price per Share shall be US$1.035, subject to adjustment pursuant hereto (the “Exercise Price”).

(c)            Exercise Period. This Warrant may be exercised, in whole or in part, only during the period (the “Exercise Period”) commencing on the date hereof and terminating at 23:59, Hong Kong time on February 10, 2029 (the “Expiration Time”). In the event that this Warrant is not exercised during the Exercise Period, this Warrant shall become void and all rights under this Warrant shall cease on the Expiration Time. The Company in its sole discretion may extend the Exercise Period of the Warrant by delaying the Expiration Time; provided that the Company shall provide at least ten (10) calendar days prior written notice of any such extension to the Holder.

2.            Exercise of the Warrant.

(a)            Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part, in accordance with Section 1, by:

(i)            the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant (or a reasonable affidavit of loss and indemnity undertaking in case of the loss, destruction or theft of this Warrant);

(ii)           the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company; and

(iii)          partial exercises of this Warrant resulting in purchases of a portion of the total number of Shares available hereunder shall have the effect of lowering the outstanding number of Shares purchasable hereunder in an amount equal to the applicable number of Shares purchased.

(b)            Share Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a scan copy of an extract of the register of members of the Company reflecting the Holder’s ownership of the Shares, duly certified by the registered agent or a director of the Company.

(c)            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(d)            Reservation of Shares. The Company agrees, during the term the rights under this Warrant are exercisable, to reserve, free from preemptive rights or any other contingent purchase rights of persons other than the Holder and free from any Encumbrance, and keep available from its authorized and unissued common shares for the purpose of effecting the exercise of this Warrant such number of Shares as shall be sufficient to effect the exercise of the rights under this Warrant. The Company represents and warrants that all Shares that may be issued upon the exercise of this Warrant will, when issued in accordance with the terms hereof, be validly issued and fully paid.

(e)            Delivery of New Warrants Upon Partial Exercise. If this Warrant shall have been exercised in part: (i) the Company shall, at the time of delivery of the Shares, provide by E-mail a scanned copy of a new Warrant evidencing the rights of the Holder to purchase the unpurchased Shares called for by this Warrant and deliver the original physical copy of such Warrant to the Holder, which the new Warrant shall in all other respects be identical with this Warrant; (ii) the Holder shall confirm the surrender of this Warrant certificate to the Company by E-mail and deliver the original certificate to the Company upon such partial exercise.

3.            Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4.            Transfer of the Warrant.

(a)            Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, including, without limitation, compliance with the restrictions on transfer set forth in Section 5, this Warrant and all rights hereunder are transferable, in whole or in part, only upon the prior written consent of the Company and surrender of this Warrant at the principal office of the Company or its designated agent, together with (i) a written assignment (the “Assignment Form”) of this Warrant substantially in the form attached hereto as Exhibit C duly executed by the Holder or its agent or attorney and deliverable in the same manner as a negotiable instrument transferable by endorsement and delivery and (ii) any other documents or certificates reasonably requested by the Company to effect such transfer.

(b)            Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form and other documents set forth in Section 5) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Shares issuable upon exercise hereof. This Warrant (and the Shares issuable upon exercise hereof) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale or other transfer of any interest in any of the securities represented hereby.

(c)            Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate, or a book entry, in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate, or make such book entry, unless and until the person or persons requesting the issue or book entry thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid or is not payable.

5.            Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder represents and warrants that all representations and warranties set forth in Exhibit B of this Warrant are true and correct as to the Holder as of the date hereof and agrees to comply with the following:

(a)            Restrictions on Transfers.

(i)            Notwithstanding anything to the contrary, the Holder shall not, without the prior written consent of the Company, directly or indirectly, transfer, sell, offer to sell, contract or agree to sell or otherwise dispose of or enter into any agreement to dispose of (each a “Transfer”) this Warrant, in whole or in part; it being further agreed and acknowledged that PM Partners I LP shall not directly or indirectly Transfer this Warrant, in whole or in part, including to its Affiliates, without the prior written consent of the Company. The Holder agrees not to make any Transfer of all or any portion of the Warrant, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Warrant subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder. “Affiliate” means, in relation to the Holder: (a) any entity or individual that directly or indirectly controls, is controlled by, or is under common control with Holder; or (b) any individual that is a director, senior management member, or employee of the Holder or any of its Affiliates as defined in (a) herein.

(ii)           The Holder shall not Transfer any Shares issuable upon exercise hereof to any competitor (each a “Company Competitor”) of the Company as set out in Exhibit D attached hereto which list maybe updated by the Company once every calendar year, subject to written agreement (which shall not be unreasonably withheld) of the Holder. For the avoidance of doubt, the foregoing restriction shall not apply to (i) any Transfer of Shares on any recognized securities exchange or automated inter-dealer quotation system on which the Shares are listed or quoted, to any “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act) or to any other parties; or (ii) any Company Competitor, who, subsequent to such designation, consummates an investment into the Company as negotiated and agreed between such person and the Company.

(iii)          Without prejudice to the foregoing, any Transfer of this Warrant or the Shares issuable upon exercise hereof (the “Securities”) must be in compliance with all applicable federal and state securities laws, and if there is then in effect a registration statement under the Securities Act covering such proposed Transfer, such Transfer shall be made in accordance with such registration statement.

(iv)          Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which this Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the reasonable satisfaction of the Company in writing, substantially in the form of Exhibit B, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(b)            Securities Law Legend. Each certificate, instrument or book entry representing the Shares shall (unless otherwise permitted by the provisions of this Warrant) be notated with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER OTHERWISE COMPLIES WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, OR OTHER TRANSFER of any interest in any of the securities represented hereby.

(c)             Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(d)            Registration Statement; Conversion of ADSs. The parties agree to work on a best efforts basis to reach agreement on the form of the registration statement (the “Registration Statement”) covering the Shares (including in the form of ADSs) by the Holder as soon as possible after the date hereof, and subject to such agreement being reached between the parties, the Registration Statement shall be filed on or prior to the end of the first full calendar month following the date hereof. During the effectiveness of the Registration Statement or after the Shares become eligible for sale under Rule 144 under the Securities Act without any restrictions, upon receiving a written request (each a “Conversion Request”) from the Holder to convert (the “ADS Conversion”) a portion or all of the Shares into American depository shares of the Company (“ADSs”) free of any restrictive legend, including but not limited to the legend in Section 5(b), the Company shall use its best efforts, and the Holder shall use its best efforts to cooperate with the Company, to (i) facilitate the deposit of a portion or all of the Shares with the depositary bank; (ii) provide any document and instruction as may be required by the depositary bank for the ADS Conversion; and (iii) provided that the Conversion Request is received by the Company prior to 10:00 a.m. Hong Kong time on a given date (such date, the “Conversion Request Date”), complete the ADS Conversion within one (1) Business Day after the Conversion Request Date. During the effectiveness of the Registration Statement and in the event the Holder requests in writing that ADSs be issued upon the exercise of this Warrant, the Company shall use its best efforts, and the Holder shall use its best efforts to cooperate with the Company, to effect such issuance of ADSs. The Holder shall be responsible for any fees or expenses incurred in connection with effecting the ADS Conversion or issuance of ADSs, including but not limited to a one-time ADS issuance cost for each ADS Conversion, annual depositary fee and other related fees. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in any of mainland China, Hong Kong, the City of New York or the Cayman Islands are authorized or required by law to remain closed.

(e)            No Transfers to Bad Actors; Notice of Bad Actor Status. Except in the case of a public sale pursuant to an effective registration statement or in accordance with Rule 144 under the Securities Act, the Holder agrees not to sell, assign, transfer, pledge or otherwise dispose of any Securities, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those Securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. As long as it remains a holder of this Warrant, the Holder will promptly notify the Company in writing if the Holder becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

6.            Adjustments. Subject to the expiration of this Warrant, the number and kind of Shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a)            Business Combination. In case of the approval of any shareholders of the Company shall be required in connection with any reclassification of the Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Shares are converted into other securities, cash or property, the Holder’s right to receive the Shares issuable upon exercise hereof shall be converted into the right to exercise this Warrant to acquire the number of shares or other securities or property (including cash) which the Shares issuable (at the time of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange) upon exercise hereof immediately prior to such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange would have been entitled to receive upon consummation of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares or other securities or property pursuant to this Section 6(a). If and to the extent that the holders of Shares have the right to elect the kind or amount of consideration receivable upon consummation of such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange, then the consideration that the Holder shall be entitled to receive upon exercise of this Warrant shall be specified by the Holder, which specification shall be made by the Holder by the later of (i) ten (10) Business Days after the Holder is provided with a final version of all material information concerning such choice as is provided to the holders of Shares, and (ii) the last time at which the holders of Shares are permitted to make their specifications known to the Company; provided, however, that if the Holder fails to make any specification within such time period, the Holder’s choice shall be deemed to be whatever choice is made by a plurality of all holders of Shares that are not affiliated with the Company (or, in the case of a consolidation, merger, sale or similar transaction, any other party thereto) and affirmatively make an election (or of all such holders if none of them makes an election). From and after any such reclassification, consolidation, merger, sale or transfer of all or substantially all of the assets, or share exchange, all references to “Shares” herein shall be deemed to refer to the consideration to which the Holder is entitled pursuant to this Section 6(a).

(b)            Reclassification of Shares. If the Shares issuable upon exercise hereof are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c)            Subdivisions and Consolidation . If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or reclassification, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such alteration by the following fraction:

where:

A is the nominal amount of one Share immediately after such alteration; and

B is the nominal amount of one Share immediately before such alteration. Such adjustment shall become effective on the date the alteration takes effect.

(d)            Capitalization of Profits or Reserves:

(A)	If and whenever the Company shall issue any Shares credited as fully paid to the shareholders by way of capitalization of profits or reserves including Shares paid up out of distributable profits or reserves and/or share premium account issued, save where Shares are issued as Scrip Dividend, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue by the following fraction:

where:

A            is the aggregate nominal amount of the issued Shares immediately before such issue; an

B             is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(B)	In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price of such Shares on the date of announcement of the terms of such issue of Shares multiplied by the number of Shares issued exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Capital Distribution, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before the issue of such Shares by the following fraction:

where:

A            is the aggregate nominal amount of the issued Shares immediately before such issue;

B            is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which: (i) the numerator is the amount of the whole (or the relevant part) of the Relevant Cash Dividend; and (ii) the denominator is the Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole (or the relevant part) of the relevant cash dividend; and

C            is the aggregate nominal amount of Shares issued by way of such Scrip Dividend.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, the day immediately after such record date.

(e)            Capital Distribution: If and whenever the Company shall pay or make any Capital Distribution to the shareholders (except where the Exercise Price falls to be adjusted under Section 6(d)  above), the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such Capital Distribution by the following fraction:

where:

A            is the Current Market Price of one Share on the last Trading Day preceding the date on which the Capital Distribution is publicly announced; and

B is the Fair Market Value on the date of such announcement of the portion of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Capital Distribution is made.

(f)            Rights Issues of Shares or Options over Shares: If and whenever the Company shall issue Shares to all or substantially all shareholders as a class by way of rights, or issue or grant to all or substantially all shareholders as a class, by way of rights, of options, warrants or other rights to subscribe for or purchase any Shares, in each case at less than 90% the Current Market Price per Share, the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue or grant by the following fraction:

where:

A            is the number of Shares in issue immediately before such announcement;

B            is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued or granted by way of rights and for the total number of Shares comprised therein would purchase at such Current Market Price per Share; and

C            is the aggregate number of Shares issued or, as the case may be, comprised in the issue or grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be). For the avoidance of doubt, the adjustment shall not be made in the case of an issue of securities (i) arising from the exercise of the rights under this Warrant or (ii) pursuant to any employee equity incentive plans of the Company.

(g)            Rights Issues of Other Securities: If and whenever the Company shall issue any securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares) to all or substantially all shareholders as a class, by way of rights, or the issue or grant to all or substantially all shareholders as a class by way of rights, of any options, warrants or other rights to subscribe for or purchase or otherwise acquire, any securities (other than Shares or options, warrants or other rights to subscribe for or purchase Shares), the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue or grant by the following fraction:

where:

A            is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue or grant is publicly announced; and

B            is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities or grant of such rights, options or warrants (as the case may be).

(h)            Other Offers to Shareholders: If and whenever there is an issue, sale or distribution by or on behalf of the Company or any subsidiary or (at the direction or request of or pursuant to any arrangements with the Company or any subsidiary) any other company, person or entity of any securities in connection with an offer by or on behalf of the Company or any subsidiary or such other company, person or entity pursuant to which offer the shareholders generally (meaning for these purposes the holders of at least 90 per cent. of the Shares outstanding at the time such offer is made) are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Exercise Price falls to be adjusted under this Section 6), the Exercise Price shall be adjusted by multiplying the Exercise Price in force immediately before such issue, sale or distribution by the following fraction:

where:

A            is the Current Market Price of one Share on the last Trading Day preceding the date on which such issue is publicly announced; and

B            is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue, sale or distribution of the securities.

(i)            Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

(j)            Others. For the purpose of this Section 6:

(i)	“Current Market Price” means in respect of a Share at a particular time on a particular date, (A) the market value of the Share as determined by the Company and the Holder or if required by any one of them, by an Independent Investment Bank, or (B) in the event the Company consummates a Listing, the volume-weighted average of the Last Reported Sale Prices for one Share for the thirty (30) consecutive trading days ending on the trading day immediately preceding such date, provided that if at any time during the said thirty (30) trading day period the Shares shall have been quoted ex-dividend and during some other part of that period the Shares shall have been quoted cum-dividend then:

(1)	if the Shares to be issued in such circumstances do not rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted cum-dividend shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share; or

(2)	if the Shares to be issued in such circumstances rank for the dividend in question, the quotations on the dates on which the Shares shall have been quoted ex-dividend shall for the purpose of this definition be deemed to be the amount thereof increased by such similar amount;

and provided further that if the Shares on each of the said thirty (30) trading days have been quoted cum-dividend in respect of a dividend which has been declared or announced but the Shares to be issued do not rank for that dividend, the quotations on each of such dates shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the amount of that dividend per Share.

“Last Reported Sale Price” of the Shares on any date shall be calculated as (i) the closing sale price per Share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Shares are traded. If the Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be (i) the last quoted bid price for the Shares in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.

(ii)	“Capital Distribution” means any dividend or distribution (whether of cash or assets in specie) by the Company for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Shares or other securities credited as fully or partly paid (other than the Shares credited as fully paid by way of capitalization of reserves).

(iii)	“Fair Market Value” means, with respect to any assets, security, option, warrants or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank.

(iv)	“Relevant Cash Dividend” means any cash dividend specifically declared by the Company.

(v)	“Independent Investment Bank” means an independent investment bank of international repute selected by the Company and notified in writing to the Holder.

(vi)	“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend.

(vii)	“Share” means shares in the authorized capital of the Company.

(viii)	On any adjustment, the Exercise Price, if not an integral multiple of one United States cent, shall be rounded up to the nearest one United States cent.

(ix)	The Exercise Price may not be reduced so that, upon exercise, Shares would fall to be issued at a discount to their nominal value or would require Shares to be issued in any other circumstances not permitted by applicable law.

7.            No Rights as a Shareholder. Nothing contained herein shall entitle the Holder to any rights as a shareholder of the Company or to be deemed the holder of any securities that may at any time be issuable upon exercise hereof for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of share, reclassification of share, change of par value or change of share to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a shareholder of the Company until the rights under this Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

8.            Miscellaneous.

(a)            Amendments. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Warrant and signed by the Company and the Holder. Any amendment, waiver, discharge or termination effected in accordance with this Section 8(a) shall be binding upon each Holder, each future holder of such Warrant and the Company.

(b)            Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c)            Notices. Except as may be otherwise provided herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one (1) business day after deposit with an internationally recognized overnight courier service; or (d) when sent by electronic mail if sent during normal business hours of the recipient, or if not, then on the next business day, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Address: 31/F, Block 12-A, Shenzhen Bay Science and

Technology Ecological Park, Nanshan District, Shenzhen,

Guangdong 518057, People’s Republic of China

Telephone: +86 755-8388-1462

Email:  [REDACTED]

Attention: [REDACTED]

If to the Holder:

Address:	[REDACTED]
Email:	[REDACTED]
Attention:	[REDACTED]

A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

(d)            Governing Law; Arbitration; Specific Performance. This Warrant shall be governed by, and construed in accordance with, the laws of Hong Kong, without regard to principles of conflict of laws thereunder. Any dispute, controversy, difference or claim arising out of or relating to this Warrant, including the existence, validity, interpretation, performance, breach or termination hereof or any dispute regarding non-contractual obligations arising out of or relating to this Warrant shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted (the “HKIAC Rules”). The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitrators shall be appointed in accordance with the HKIAC Rules. The arbitration proceedings shall be conducted in English. It shall not be incompatible with the arbitration agreement in this section for either party to seek interim or conservatory relief from courts of competent jurisdiction before the constitution of the arbitral tribunal. The parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at law or in equity, the parties to this Warrant shall be entitled to injunction to prevent breaches of this Warrant and to enforce specifically the terms and provisions of this Warrant without posting any bond or other undertaking.

(e)            Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f)            Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(g)            Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

(h)            Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(i)             Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(j)              Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Warrant and the consummation of the transactions contemplated hereby.

(signature page follows)

The Company and the Holder sign this Warrant as of the date stated on the first page.

Aurora Mobile Limited

By:	/s/ Weidong Luo
	Name:	Weidong Luo
	Title:	Chairman of the Board of Directors and Chief Executive Officer

AGREED AND ACKNOWLEDGED,

PM Partners I LP

By:	/s/ Jon Robert Lewis
Name: Jon Robert Lewis
Title: Authorized Signatory

[Signature Page to Warrant]

EXHIBIT A
NOTICE OF EXERCISE

A-1

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

B-1

EXHIBIT C
ASSIGNMENT FORM

C-1

EXHIBIT D

COMPANY COMPETITOR

D-1